Exhibit 4.8

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 16, 2015, by and among PBF Holding Company LLC, a Delaware limited liability company (the “Company”), PBF Finance Corporation, a Delaware corporation (“Finance Co” and, together with the Company, the “Issuers”), the Guarantors named on the signature page hereto and Wilmington Trust, National Association, as trustee (the “Trustee”).
WITNESSETH
WHEREAS, the Issuers, the Guarantors, the Trustee and Deutsche Bank Trust Company Americas, as paying agent (the “Paying Agent”), registrar (the “Registrar”), transfer agent (the “Transfer Agent”), authenticating agent (the “Authenticating Agent”) and collateral agent (the “Notes Collateral Agent”), have heretofore executed and delivered an indenture dated as of February 9, 2012, as supplemented by the First Supplemental Indenture dated as of November 13, 2015 (the “Indenture”), providing for the issuance of 8.25% Senior Notes due 2020 (the “Notes”);
WHEREAS, Section 9.01(a) of the Indenture provides that the Issuers, any Guarantor and the Trustee may amend or supplement the Indenture to cure any ambiguity, omission, mistake, defect or inconsistency, provided such cure does not adversely affect any Note holder;
WHEREAS, the Issuers and the Guarantors desire to cure an ambiguity, omission, mistake, defect or inconsistency in accordance with Section 9.01(a) of the Indenture;
WHEREAS, the Issuers have duly authorized the execution and delivery of this Second Supplemental Indenture;
WHEREAS, all conditions and requirements necessary to make this Second Supplemental Indenture a valid and binding instrument in accordance with its terms have been done and performed, and the execution and delivery hereof has been in all respects duly authorized; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture and the Trustee has received the request of the Issuers to join with the Issuers and the Guarantors in the execution of this Second Supplemental Indenture accompanied by a resolution of the respective boards of directors of the Issuers authorizing the execution of this Second Supplemental Indenture and the documents referred to in the Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree as follows:
Section 1.Definitions.

(a)Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(b)Rules of Construction. For all purposes of this Second Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular section hereof and (ii) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture.

Section 2.Amendments to Indenture.

(a)Amendments to Section 3.03. Each of the references to “Section 3.07(b)” in Section 3.03 of the Indenture shall be deleted and replaced with a reference to “Section 3.07”.

(b)Amendments to Section 3.04. The reference to “Section 3.07(b)” in Section 3.04 of the Indenture shall be deleted and replaced with a reference to “Section 3.07”.

Section 3.Miscellaneous.

(a)Ratification of Indenture; Second Supplemental Indenture; Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Second Supplemental Indenture by the Issuers and the Trustee, this Second Supplemental Indenture shall form a part of the Indenture for all purposes, and the Issuers, the Guarantors, the Trustee, the Paying Agent, the Registrar, the Transfer Agent, the Authenticating Agent, the Notes Collateral Agent and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the Indenture, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Second Supplemental Indenture (whether or not made), unless the context shall otherwise require.

(b)No Exchange of Existing Notes Required. The execution of this Second Supplemental Indenture shall not require the exchange of or modification to the certificates representing Notes existing prior to the date hereof.

(c)Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(d)Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(e)Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

(f)The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals or statements contained herein or therein, all of which recitals and statements are made solely by the Issuers.

(g)Benefits of Second Supplemental Indenture. Nothing in this Second Supplemental Indenture, the Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their respective successors hereunder and thereunder, the Paying Agent, the Registrar, the Transfer Agent, the Authenticating Agent and the Notes Collateral Agent and the Holders any benefit of any legal or equitable right, remedy or claim under the Indenture, this Second Supplemental Indenture or the Notes.

(h)Successors. All agreements of each of the Issuers in this Second Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first above written.
ISSUERS:

PBF HOLDING COMPANY LLC

By:	/s/ Trecia Canty
	Name:	Trecia Canty
	Title:	Secretary

PBF FINANCE CORPORATION

By:	/s/ Trecia Canty
	Name:	Trecia Canty
	Title:	Secretary
GUARANTORS:

PBF SERVICES COMPANY LLC

By:	/s/ Trecia Canty
	Name:	Trecia Canty
	Title:	Secretary

PBF INVESTMENTS LLC

By:	/s/ Trecia Canty
	Name:	Trecia Canty
	Title:	Secretary

DELAWARE CITY REFINING COMPANY LLC

By:	/s/ Trecia Canty
	Name:	Trecia Canty
	Title:	Secretary

PBF POWER MARKETING LLC

By:	/s/ Trecia Canty
	Name:	Trecia Canty
	Title:	Secretary

PAULSBORO NATURAL GAS PIPELINE COMPANY LLC

By:	/s/ Trecia Canty
	Name:	Trecia Canty
	Title:	Secretary

PAULSBORO REFINING COMPANY LLC

By:	/s/ Trecia Canty
	Name:	Trecia Canty
	Title:	Secretary

TOLEDO REFINING COMPANY LLC

By:	/s/ Trecia Canty
	Name:	Trecia Canty
	Title:	Secretary

CHALMETTE REFINING, L.L.C.

By:	/s/ Trecia Canty
	Name:	Trecia Canty
	Title:	Secretary

TRUSTEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Shawn Goffinet
	Name:	Shawn Goffinet
	Title:	Assistant Vice President